UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2006

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Agreement.

On February 10, 2006, OraSure Technologies, Inc. (the “Company”) entered into Amendment No. 1 to Distribution Agreement (the “Amendment”) with Medtech Holdings, Inc. (“Medtech Holdings”), Medtech Products, Inc., as assignee of Medtech Holdings (“Medtech Products”), and Prestige Brands Holdings, Inc., as guarantor of Medtech Products (“Prestige Brands”). The purpose of the Amendment was to amend the Distribution Agreement, dated as of April 24, 2003, between the Company and Medtech Holdings (the “Original Distribution Agreement”) in order to provide for (i) the assignment of Medtech Holdings’ rights and obligations under the Original Distribution Agreement as amended to Medtech Products and the guarantee of Medtech Products’ performance thereunder by its parent corporation, Prestige Brands, and (ii) the supply of a promotional footcare product, consisting of the Company’s Freeze Off™ wart removal product and Medtech’s Freezone® corn and callus remover, by OraSure to Medtech Products and the distribution of such product by Medtech Products into the over-the-counter market in the United States and Canada. The Freeze Off™ and Freezone® tradenames are owned by Prestige Brands or its affiliates.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: February 15, 2006	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary